EXHIBIT 8.1


            [LETTERHEAD OF KEATING, MUETHING & KLEKAMP, P.L.L.]

                               March 9, 1998



 Board of Directors
 The Weston Paper and Manufacturing Co.
 2001 N. 19th Street
 Terre Haute, Indiana 47804

 Gentlemen:

           You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the captions "Summary" and "The Proposed Merger Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus filed in the Registration Statement on Form S-4 by International Paper Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933. The Proxy Statement/Prospectus relates to the proposed merger of a subsidiary of International Paper Company with and into The Weston Paper and Manufacturing Co. This opinion is delivered in accordance with Item 601(b)(8) of Regulation S-K under the Securities Act.

           We have reviewed the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.

           Based on the foregoing, it is our opinion that the statements made under the captions "Summary" and "The Proposed Merger Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

           We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.

                               Your truly,

                               KEATING, MUETHING & KLEKAMP, P.L.L.


                               BY:  /S/ JOSEPH P. MELLEN
                                   ____________________________
                                   Joseph P. Mellen